EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus constituting Amendment No. 1 to the Registration Statement on Form S-3 of our report dated September 24, 2009, appearing in the Annual Report on Form 10-K of Media Sciences International, Inc. for the years ended June 30, 2009 and 2008 and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Amper, Politziner & Mattia, LLP.

April 20 , 2010
New York, New York